UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 6, 2019

Date of Report (Date of earliest event reported)

Encana Corporation

(Exact name of registrant as specified in its charter)

Canada	1-15226	98-0355077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4400, 500 Centre Street SE, PO Box 2850

Calgary, Alberta, Canada, T2P 2S5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 645-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ECA	New York Stock Exchange

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 6, 2019, Encana Corporation (“Encana”) entered into a Second Amending Agreement, dated as of May 6, 2019, to its Restated Credit Agreement, dated as of July 16, 2015 (“Second Amending Agreement”), among Encana as borrower, the financial institutions party thereto as lenders and Royal Bank of Canada as agent, to, among other things, amend the calculation of the applicable pricing margin, include certain rating agencies and update certain provisions relating to the potential discontinuation of LIBOR. The size and maturity date of the revolving credit facility was not amended.

The foregoing description of the Second Amending Agreement do not purport to be complete and are qualified in their entirety by reference to the Second Amending Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1	Second Amending Agreement dated as of May 6, 2019, among Encana Corporation as borrower, the financial institutions party thereto as lenders and Royal Bank of Canada as agent.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.1	Second Amending Agreement dated as of May 6, 2019, among Encana Corporation as borrower, the financial institutions party thereto as lenders and Royal Bank of Canada as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2019

ENCANA CORPORATION (Registrant)

By:	/s/ Dawna I. Gibb
Name: Dawna I. Gibb Title: Assistant Corporate Secretary